                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                  July 14, 2000


                               THE SHAW GROUP INC.
             (Exact name of registrant as specified in its charter)

            Louisiana                        0-22992                      72-1106167

(State or other jurisdiction of     (Commission File Number)     (IRS Employer Identification
        incorporation)                                                        No.)

            8545 United Plaza Boulevard, Baton Rouge, Louisiana 70809
              (Address of principal executive offices and zip code)

                                 (225) 932-2500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this Form 8-K including, but not limited to, statements made in the pro forma financial statements and notes thereto that are not historical facts (including without limitation statements to the effect that The Shaw Group Inc. (the "Company" or "Shaw") or its management "believes," "expects," "anticipates," "plans," or other similar expressions) are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and assumptions and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for and market acceptance of the Company's products and services; changes in general economic conditions, and, specifically, changes in the rate of economic growth in the United States and other major international economies; the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; the cyclical nature of the individual markets in which the Company's customers operate; changes in investment by the energy, power and environmental industries; the availability of qualified engineers and other professional staff needed to execute contracts; the uncertain timing of awards and contracts; cost overruns on fixed, maximum or unit priced contracts; changes in trade, monetary and fiscal policies worldwide; currency fluctuations; the effect of the Company's policies, including but not limited to the amount and rate of growth of Company expenses; the continued availability to the Company of adequate funding sources; delays or difficulties in the production, delivery or installation of products and the provision of services; the ability of the Company to successfully integrate the operations of Stone & Webster, Incorporated; the protection and validity of patents and other intellectual property; specifically, the ability of the Company to achieve significant cost savings with respect to Stone & Webster's operations through reductions in headcount and business development expenses as well as the release of unneeded office space; and various legal, regulatory and litigation risks. Should one or more of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

Item 2. Acquisition or Disposition of Assets.

     Effective as of July 14, 2000, The Shaw Group Inc. (the "Company" or "Shaw") purchased substantially all of the operating assets of Stone & Webster, Incorporated, a Delaware corporation ("S&W"), and its subsidiaries for $37.6 million in cash, 2,231,773 shares of Shaw's common stock, no par value per share, and the assumption of approximately $450 million of liabilities. S&W is a leading global provider of full-service, value-added engineering, procurement, construction, consultation and environmental services to the power, process, governmental and industrial markets.

     The acquisition of S&W more than doubled the size of the Company. The Company now estimates its backlog (together with S&W) at August 31, 2000, to be approximately $1.9 billion, and this estimate does not include revenues the Company may earn in connection with the recently announced joint venture with Entergy Corporation or the recently announced ethylene project in Nanjing, China. We anticipate $836 million, or 44%, of this backlog will be converted to revenue in the next 12 months. The Company's estimated backlog at August 31, 2000, by industry sector, is set forth in the table below:

                                                                                   At August 31, 2000
                                                                                 ----------------------
Industry                                                                         $ (in millions)     %
--------                                                                         ---------------    ---
Power Generation ..............................................................        1,244         65%
Process........................................................................          364         19%
Environmental and Infrastructure ..............................................          249         13%
Other .........................................................................           57          3%
                                                                                    ----------      ---
                                                                                       1,914        100%
                                                                                    ==========      ===

----------

     * Less than 1%

     Backlog is not a measure defined in generally accepted accounting principles, and the Company's backlog may not be comparable to that of other companies. Backlog is largely a reflection of the broader economic trends being experienced by the Company's customers and while Shaw believes backlog information may be helpful in understanding its business, it is not necessarily indicative of future sales or profits.

     This amended Form 8-K is being filed to provide, pursuant to Item 7 below, the historical financial statements and related notes for S&W and to include pro forma financial information of the Company giving effect to the acquisition of S&W.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          (i) Consolidated balance sheets of S&W as of December 31, 1998 and 1999, consolidated statements of operations, comprehensive income, shareholder's equity, and cash flows of S&W for the three years ended December 31, 1999, together with related notes and the report of independent accountants, are filed herewith as
               Exhibit 99.1 and incorporated herein by reference.

          (ii) Consolidated balance sheets of S&W as of March 31, 2000 (unaudited) and December 31, 1999, consolidated statements of operations (unaudited) of S&W for the three months ended
               March 31, 2000 and 1999, and condensed consolidated statements of cash flows (unaudited) of S&W for the three months ended
               March 31, 2000 and 1999, together with related notes, are filed herewith as Exhibit 99.2 and incorporated herein by reference.

     (b)  Pro Forma Financial Information.

          Unaudited pro forma combined condensed balance sheet of the Company as of May 31, 2000, and unaudited pro forma combined condensed statements of operations of the Company for the twelve months ended August 31, 1999, and for the nine months ended May 31, 2000, together with related notes, are filed herewith as Exhibit 99.3 and incorporated herein by reference.

     (c)  Exhibits.

     2.1 Asset Purchase Agreement, dated as of July 14, 2000, among Stone & Webster, Incorporated, certain subsidiaries of Stone & Webster, Incorporated and The Shaw Group Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Asset Purchase Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Previously filed as the same numbered exhibit to the initial filing of this report.

     10.1 Credit Agreement dated as of July 14, 2000, among The Shaw Group Inc., Bank One Capital Markets, Inc. and Bank One, NA. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Credit Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Previously filed as the same numbered exhibit to the initial filing of this report.

     99.1 Consolidated balance sheets of S&W as of December 31, 1998 and 1999, consolidated statements of operations, comprehensive income, shareholder's equity and statements of cash flows of S&W for the three years ended December 31, 1999, together with related notes and the report of independent accountants. Filed herewith.

     99.2 Consolidated balance sheets of S&W as of March 31, 2000 (unaudited) and December 31, 1999, consolidated statements of operations (unaudited) of S&W for the three months ended March 31, 2000 and 1999, and condensed consolidated statements of cash flows (unaudited) of S&W for the three months ended March 31, 2000 and 1999, together with related notes. Filed herewith.

     99.3 Unaudited pro forma combined condensed balance sheet of the Company as of May 31, 2000, and unaudited pro forma combined condensed statements of operations of the Company for the twelve months ended August 31, 1999, and for the nine months ended May 31, 2000, together with related notes. Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE SHAW GROUP INC.
                                       (Registrant)

Date: September 13, 2000            By: /s/ ROBERT L. BELK
                --                      ----------------------------------------
                                        Robert L. Belk, Executive Vice President
                                               and Chief Financial Officer

                                INDEX TO EXHIBITS


    EXHIBIT
    NUMBER                              DESCRIPTION
    -------                             -----------
      2.1            Asset Purchase Agreement, dated as of July 14, 2000, among
                     Stone & Webster, Incorporated, certain subsidiaries of
                     Stone & Webster, Incorporated and The Shaw Group Inc.
                     Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the Asset Purchase Agreement
                     are omitted. The Registrant hereby undertakes to furnish
                     supplementally a copy of any omitted schedule or exhibit to the Commission upon request. Previously filed as the same
                     numbered exhibit to the initial filing of this report.

      10.1           Credit Agreement dated as of July 14, 2000, among the Shaw
                     Group Inc., Bank One Capital Markets, Inc. and Bank One,
                     NA. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules referred to in the credit agreement are omitted. The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the commission upon request. Previously filed as the same numbered exhibit to the initial filing of this report.

      99.1 Consolidated balance sheets of S&W as of December 31, 1998 and 1999, consolidated statements of operations, comprehensive income, shareholder's equity and cash flows of S&W for the three years ended December 31, 1999, together with the notes thereto and report of independent public accountants. Filed herewith.

      99.2           consolidated balance sheets of S&W as of March 31, 2000
                     (unaudited) and December 31, 1999, consolidated statements of operations (unaudited) of S&W for the three months ended
                     March 31, 2000 and 1999, and condensed consolidated statements of cash flows (unaudited) of S&W for the three months ended March 31, 2000 and 1999, together with related notes. Filed herewith.

      99.3 Unaudited pro forma combined condensed balance sheet of the Company as of May 31, 2000, and unaudited pro forma combined condensed statements of operations of the Company for the twelve months ended August 31, 1999, and for the nine months ended May 31, 2000, together with related notes. Filed herewith.